UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 23, 2012 (April 20, 2012)
Date of Report (Date of earliest event reported)

DIGITAL CINEMA DESTINATIONS CORP.
(Exact name of registrant as specified in its charter)

____________________________

Delaware	333-178648	27-3164577
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
250 East Broad Street Westfield, New Jersey		07090
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (908) 396-1362

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2—Financial Information

Item 2.01.	Completion of Acquisition or Disposition of Assets

On April 20, 2112, we acquired certain of the assets constituting the Cinema Centers theaters constituting a chain of five theatres with 54 screens located throughout central Pennsylvania. Subject to certain adjustments, the aggregate purchase price for the Cinema Centers theaters consists of $11.0 million in cash paid at closing, a short-term note of $1.0 million due October 31, 2012, and 335,000 shares of our Class A common stock.  We have assumed the leases associated with the five Cinema Centers theatres.

Section 8—Other Events

Item 8.01.	Other Events.

On April 23, 2012, Digital Cinema Destinations Corp. issued a press release announcing its acquisition of the Cinema Center theaters.  The press release relating to the Company’s announcement is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1—Press release dated April 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL CINEMA DESTINATIONS CORP. (Registrant)

Date: April 23, 2012	By:	/s/ A. Dale Mayo
	Name:	A. Dale Mayo
	Title:	Chief Executive Officer and Chairman